Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:     Pattie Kushner (media) - +1 336-436-8263
Media@labcorp.com

Scott Frommer (investors) - +1 336-436-5076
Investor@labcorp.com

Company Information: www.labcorp.com

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LabCorp Supports American Clinical Laboratory Association Lawsuit on PAMA Final Rule

Final Rule Establishes Medicare Payment Rates for Clinical Laboratory Tests That Will Harm Beneficiaries and Restrict Access to Necessary Lab Services
BURLINGTON, N.C., December 11, 2017 - LabCorp (NYSE: LH), a leading global life sciences company, today issued the following statement regarding the lawsuit filed by the American Clinical Laboratory Association (ACLA) against the Acting Secretary of the U.S. Department of Health and Human Services (HHS) in the U.S. District Court for the District of Columbia. The lawsuit alleges that the Centers for Medicare & Medicaid Services (CMS), operating under the purview of HHS, ignored the clear language of the Protecting Access to Medicare Act (PAMA) and instituted a highly flawed data reporting process that prohibited the overwhelming majority of laboratories from reporting private payer data used to determine Medicare rates for lab tests.
“ACLA, LabCorp, and others in the laboratory industry have continued to address the serious deficiencies in the way that CMS has implemented PAMA,” said David P. King, chairman and CEO of LabCorp. “Despite those good-faith efforts, CMS ignored the plain statutory language of PAMA and followed a fatally flawed rate-setting process that has resulted in new Medicare lab rates that are not market-based. These rates, if allowed to take effect, will have significant negative consequences for Medicare beneficiaries and throughout the healthcare system. ACLA’s lawsuit clearly and compellingly outlines the many actions in the implementation process that were arbitrary, capricious, and otherwise not in accordance with the law. Sadly, these legal failings could have been averted if CMS had followed the clear language and intent of the law, and if it had incorporated the constructive input offered by the laboratory industry and other healthcare groups.”
“LabCorp endorses the establishment of true market-based rates for laboratory services,” continued King. “Lab testing represents a small portion of healthcare expense, but it provides critical information that guides patient care. Maintaining broad access to lab testing is vital to improving outcomes and reducing overall healthcare costs. The irony is that the rates established by CMS will have the exact opposite effect from the very name of the law. Instead of protecting access, the new rates will jeopardize access to often-critical testing for Medicare beneficiaries and for the broader patient population. The greatest harm will be to the neediest beneficiaries, such as those in skilled nursing facilities and long-term care. We worked hard to find a reasonable solution to these concerns, but as it now appears this outcome is not possible, we fully support ACLA’s lawsuit. We will work closely with ACLA and others in the industry to prevent the serious harm these ill-considered rate reductions will inflict.”
About LabCorp
LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster and uses technology to improve the delivery of care. LabCorp reported net revenues of nearly $9.5 billion for 2016. To learn more about LabCorp, visit www.labcorp.com, and to learn more about Covance Drug Development, visit www.covance.com.

Forward-Looking Statements
This press release contains forward-looking statements including with respect to estimated 2017 guidance and the impact of various factors on operating and financial results. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace, and adverse actions of governmental and other third-party payers. Actual results could differ materially from those suggested by these forward-looking statements. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. Further information on potential factors that could affect operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2016, and subsequent Forms 10-Q, including in each case under the heading risk factors, and in the Company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-K for the year ended December 31, 2016, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

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